CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20585, Post-Effective Amendment No. 1) pertaining to the Salary Deferral Plan of Morrison Restaurants Inc. and in the related Prospectus of our Report dated April 20, 1994, with respect to the financial statements of the Morrison Restaurants Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                  /s/ Ernst and Young
                                  Ernst & Young

Birmingham, Alabama
June 28, 1994

























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